Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 16, 2020 (the “Amendment Effective Date”), is made by and among Seres Therapeutics, Inc., a Delaware corporation, and each of its Subsidiaries from time to time party to the Loan Agreement (individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (each, a “Lender”, and collectively, the “Lenders”) and Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

Borrower, the Lenders and Agent are parties to a Loan and Security Agreement dated as of October 29, 2019 (and as amended, restated or modified from time to time, the “Loan and Security Agreement”).  Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement.  The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1Definitions; Interpretation.

(a)Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)Interpretation.  The rules of interpretation set forth in the last paragraph of Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan and Security Agreement.

(a)The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i)New Definitions.  The following definitions are added to Section 1.1 in their proper alphabetical order:

“CARES Act” means the Coronavirus Aid, Relief and Economic Stability Act.

“First Amendment” means that certain First Amendment to Loan and Security Agreement, dated as of the First Amendment Date, by and among Borrower, the Lenders and Agent.

“First Amendment Date” means April ___, 2020.

(ii)Amended Definition.  The following clause (h) is added to the “Permitted Indebtedness” definition in Section 1.1 of the Loan and Security Agreement and the subsequent clauses in such definition, including the existing clause (h), are hereby renumbered in alphabetical order:

“(h) Indebtedness consisting of a loan under the Paycheck Protection Program of the CARES Act provided that (i) such loan shall be unsecured and shall not contain any terms or conditions that are adverse to Agent’s and the Lenders’ rights under this Agreement, including with respect to collateral, priority, preference and repayment terms, (ii) such loan shall be subject to Agent’s written approval in its reasonable discretion prior to the closing thereof and (iii) any material modification to such loan shall be subject to Agent’s written approval (a “PPP Loan”);”

US-DOCS\114266650.3

(iii)Section 7.4.  Section 7.4 is hereby amended by adding the following sentence at the end of such Section:

“Notwithstanding anything to the contrary herein, so long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has used commercially reasonable efforts to use the proceeds of the PPP Loan in a manner that allows for the maximum amount of forgiveness of Indebtedness under the PPP Loan and (iii) Borrower has made a timely request (and in any event, prior to the first amortization payment) to the lender under the PPP Loan for forgiveness of the maximum amount of Indebtedness eligible for forgiveness thereunder, then Borrower may make payments of principal and interest on the PPP Loan in accordance with the amortization schedule thereunder.”

(iv)Exhibit D.  Exhibit D of the Loan and Security Agreement is hereby amended and restated as set forth in the form attached hereto as Exhibit A.

(b)References Within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Fees and Expenses.  Borrower shall have paid (i) invoiced out-of-pocket costs and expenses of Agent and Lenders, the fees and disbursements of counsel to Agent and Lenders (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith, and (ii) all other invoiced fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

(b)This Amendment.  Agent shall have received this Amendment, executed by Agent, the Lenders and Borrower.

(c)Representations and Warranties; No Default.  On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4Representations and Warranties.  To induce the Lenders to enter into this Amendment, Borrower hereby confirms, after giving effect to this Amendment, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date; and (b) that there has not been and there does not exist a Material Adverse Effect; and (c) the execution, delivery and performance of this Amendment by Borrower (i) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (ii) will not violate any provisions of Borrower’s Organizational Documents or any law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject in any material respect, and (iii) will not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained.  For the purposes of this Section 4, each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 5Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)Borrower hereby expressly (1) reaffirms, ratifies and confirms its obligations under the Loan and Security Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan and Security Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement, and with effect from (and including) the Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan and Security Agreement and (5) agrees that the Loan and Security Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii)This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.

(b)Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)No Reliance.  Borrower hereby acknowledges and confirms to Agent and the Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f)Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES that would result in the application of any laws other than the laws OF the State of CALIFORNIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g)Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(h)Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i)Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j)Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SERES THERAPEUTICS, INC.

By:	/s/ Eric Shaff_________________
Name:	Eric Shaff___________________
Title:	President, Chief Executive Officer_______________

[First Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.,
as Agent

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.,
as Lender

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

[First Amendment to Loan and Security Agreement]

Exhibit A

EXHIBIT D

DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

ACCOUNT HOLDER	DEPOSITORY / INTERMEDIARY	ADDRESS	PURPOSE	ACCOUNT NUMBER
Seres Therapeutics, Inc.	Bank of America	100 North Tryon Street, Charlotte, North Carolina 28255 Tel: 888-400-9009	Operating	004640470944
Seres Therapeutics, Inc.	Bank of America	1111 Avenue of the Americas One Bryant Park, New York, NY 10036 Tel: 980-233-7103	Collateral Account	429080
Seres Therapeutics UK Limited	Bank of America	2 King Edward St, London EC1A 1HQ Tel: 44 20 7628 1000	Operating (UK)	71777018
Seres Therapeutics NL BV	Bank of America	Prins Bernhardplein 200, 1097JB Amsterdam Tel: 31 20 592 5666	Operating (NL)	20843012
Seres Therapeutics, Inc.	Comerica Bank	226 Airport Parkway San Jose, CA 95110-4348 Tel: 800-266-3742	Operating	1894754298
Seres Therapeutics, Inc.	Comerica Bank	226 Airport Parkway San Jose, CA 95110-4348 Tel: 800-266-3742	Money Market	1894754306
Seres Therapeutics, Inc.	Comerica Bank	226 Airport Parkway San Jose, CA 95110-4348 Tel: 800-266-3742	Money Markey Collateral Account	1894754355[1]
Seres Therapeutics Securities Corp	Comerica Bank	226 Airport Parkway San Jose, CA 95110-4348 Tel: 800-266-3742	Money Market Account	1894935095
Seres Therapeutics Securities Corp	US Bank	1 Federal Street Boston, MA 02110 Tel: 800-934-6802	Cash/Investments	CAG4730

[1]

Account no longer serves as a collateral account (underlying lease being supported was terminated).  Seres has instructed the bank to transfer the funds to an account covered by an Account Control Agreement and this account will be closed.